                       AMENDMENT NO. 2 TO
                 REGISTRATION RIGHTS AGREEMENT

     This AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT this ("AMENDMENT") is entered into by FOREST OIL CORPORATION, a New York corporation (the "COMPANY"), and THE ANSCHUTZ CORPORATION, a Kansas corporation (the "SHAREHOLDER"), this 25th day of June, 1998.

     The Company and the Shareholder entered into a Registration Rights Agreement dated as of May 19, 1995, and amended as of November 5, 1996 (the "REGISTRATION RIGHTS AGREEMENT"). Terms not otherwise defined herein have the meanings stated in the Registration Rights Agreement or, if not defined therein, in the Purchase Agreement (as defined therein).

     The Board of Directors of Forest, in approving the Purchase and Sale Agreement dated as of April 6, 1998, between Forest and Anschutz, also approved certain amendments to the Registration Rights Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1. The definition of "Registrable Shares" in the last sentence of Recital D is hereby amended to read in its entirety as follows:

     The Shareholder Shares and, when acquired by the Shareholder, the Tranche B Warrant Shares, and the Forest Shares (acquired by the Shareholder pursuant to a Purchase and Sale Agreement dated as of April 6, 1998 between the Shareholder and the Company) are collectively referred to as the "REGISTRABLE SHARES."

     2. Except as otherwise provided herein, all provisions of the Registration Rights Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

     3. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

                              FOREST OIL CORPORATION


                              By:  /s/Daniel L. McNamara
                                 ---------------------------------------------
                              Name:  Daniel L. McNamara
                                   -------------------------------------------
                              Title:  Secretary
                                    ------------------------------------------
                              THE ANSCHUTZ CORPORATION


                              By:  /s/Craig D. Slater
                                 ---------------------------------------------
                              Name:  Craig D. Slater
                                   -------------------------------------------
                              Title:  Vice President
                                    ------------------------------------------